United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 26, 2024

Date of Report (Date of earliest event reported)

SPI Energy Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37678	20-4956638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4803 Urbani Ave. McClellan Park, CA	95652
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 919-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share	SPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2024, the Company received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 (the “Q2 Form 10-Q”), with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the timely filing of all required periodic reports with the SEC.

This Notice follows earlier correspondences from Nasdaq, including a notice (the “Initial Notice”) from Nasdaq on April 19, 2024 notifying the Company that due to the Company’s failure (the “Initial Delinquent Filing”) to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”) with the SEC and a subsequent delinquency notification letter (the “Second Notice”) from Nasdaq on May 20, 2024 due to the Company’s non-compliance with the Rule as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 (the “Q1 Form 10-Q”). Despite these challenges, on August 8, 2024, the Company received an extension letter (“Extension Letter”) from Nasdaq notifying the Company that Nasdaq has determined to grant an exception to enable the Company to regain compliance with the Rule by filing the Form 10-K and the Q1 Form 10-Q on or before October 14, 2024.

The Listing Rule requires listed companies to timely file all required periodic financial reports with the SEC. The deficiency letter has no immediate effect on the listing of the Company’s ordinary shares, and its ordinary shares will continue to trade on The Nasdaq Capital Market under the symbol “SPI” at this time.

As a result of this additional delinquency, the Company is required to regain compliance with all delinquent filings within 180 calendar days from the due date of the Initial Delinquent Filing, or October 14, 2024. The Company must submit an update to its original plan to regain compliance with respect to the filing requirements no later than September 4, 2024. The update must include the Company’s plans to file the Q2 Form 10-Q and indicate the progress the Company has made towards implementing the plan submitted in connection with the Initial Delinquent Filing. If the Company’s plan to regain compliance is not accepted, Nasdaq rules would permit the Company to appeal the decision to reject the Company’s proposed compliance plan to a Nasdaq Hearings Panel.

The Company is in the process of completing the Form 10-K, the Q1 Form 10-Q and the Q2 Form 10-Q and intends to file such reports as soon as practicable.

Item 7.01 Regulation FD Disclosure

On August 26, 2024, the Company issued a press release to comply with the requirements of Nasdaq Listing Rule 5810(b) announcing that the Company had received the Notice. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of SPI Energy Co., Ltd. dated August 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

Certain information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Rule during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, that the Company will be eligible for a second compliance period, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPI ENERGY CO., LTD.

August 26, 2024	By:	/s/ Xiaofeng Peng
Xiaofeng Peng
Chief Executive Officer

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